Exhibit 99.1

DAVIDsTEA ANNOUNCES ELECTION OF NEW BOARD OF DIRECTORS AT ANNUAL MEETING

MONTREAL, June 14, 2018 -- DAVIDsTEA Inc. (Nasdaq: DTEA) announces that at its annual meeting held today in Montreal, shareholders elected a Board of Directors comprised of the seven persons nominated by Rainy Day Investments Ltd. as well as Joel Silver.  The seven new directors are Herschel Segal, M. William Cleman, Pat De Marco, CPA, CA, Emilia Di Raddo, CPA, CA, Max Ludwig Fischer, Ph.D., Peter Robinson and Roland Walton.

Immediately following the annual meeting, the Board of Directors appointed Herschel Segal as Executive Chairman and interim Chief Executive Officer of DAVIDsTEA and M. William Cleman as “lead director” of the Board of Directors.  The Board also re-appointed Howard Tafler as Chief Financial Officer of DAVIDsTEA.

“I would like to thank DAVIDsTEA’s individual shareholders for their support,” said Herschel Segal, Executive Chairman.  “During the past few weeks, I have spoken with many shareholders, and their insight into DAVIDsTEA has been very valuable.  Now it’s time for the new Board of Directors to get to work, for the benefit of all shareholders.”

“I look forward to working with my fellow Board members on effecting a turnaround at DAVIDsTEA,” said William Cleman, the new lead director.  “As we have said many times during the past few weeks, the time for action and execution at DAVIDsTEA is now.”

At the meeting, shareholders also re-appointed Ernst & Young LLP, Chartered Professional Accountants, as auditors of DAVIDsTEA.

For further information regarding the results of voting at the annual meeting, please see DAVIDsTEA’s Report of Voting Results on SEDAR at www.sedar.com.

DAVIDsTEA also announces that Joel Silver has left DAVIDsTEA, effective immediately.  Mr. Silver was Chief Executive Officer and a director of DAVIDsTEA.  As a result of Mr. Silver’s departure, there is a vacancy on the Board of Directors.  The Board of Directors has commissioned the Human Resources and Compensation Committee, chaired by Roland Walton, an independent director, to initiate the process of finding a permanent Chief Executive Officer.

About DAVIDsTEA

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Media Contact	Investor Contact
Lyla Radmanovich	MaisonBrison Communications
514-845-8763	Pierre Boucher
media@rppelican.ca	514-731-0000
investors@davidstea.com

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs regarding its go-forward plan. Actual events may differ materially from these expectations due to risks and uncertainties including the risks of undertaking a public strategic process, the risks of a public proxy contest as well as other risks set forth in the Company’s Annual Report on Form 10-K dated April 19, 2018, which is and filed with the Securities and Exchange Commission on EDGAR (accessible at www.sec.gov/edgar.shtml) and SEDAR (accessible at www.sedar.com). If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.